UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 23, 2016

AIMMUNE THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37519	45-2748244
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8000 Marina Blvd, Suite 300

Brisbane, CA 94005

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 614-5220

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On November 23, 2016, Aimmune Therapeutics, Inc., a Delaware corporation (“Aimmune” or the “Company”), completed the issuance and sale of 7,522,084 shares of the Company’s common stock for an aggregate cash purchase price of $145.0 million (the “Equity Investment”) pursuant to a Securities Purchase Agreement (the “Purchase Agreement”), dated November 3, 2016, by and between the Company and Nestle Health Science US Holdings, Inc., a Delaware corporation (“NHSc US”). In connection with the closing of the Equity Investment: (i) the Strategic Collaboration Agreement, dated November 3, 2016, by and between the Company and Nestec, Ltd., which is a research and development subsidiary of Swiss food, nutrition and wellness company, Nestlé S.A., became effective; (ii) the increase in the number of authorized directors of the Board of Directors of the Company from six (6) to seven (7) members became effective; (iii) the appointment of Greg Behar, Chief Executive Officer of Nestlé HealthScience S.A., to serve as a Class I director of the Company became effective; and (iv) the Company and NHSc US entered into a Standstill Agreement (the “Standstill Agreement”) and a Registration Rights Agreement (the “Registration Rights Agreement”).

Reference is made to the disclosures set forth in Items 1.01, 3.02 and 5.02 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 4, 2016, which disclosures are incorporated by reference herein. All references to the Strategic Collaboration Agreement, the Purchase Agreement, the Standstill Agreement and the Registration Rights Agreement (collectively, the “Agreements”) therein and herein are qualified in their entirety by the actual Agreements, which will be filed as exhibits to the Company’s Annual Report on Form 10-K for the year ending December 31, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIMMUNE THERAPEUTICS, INC.

Date: November 23, 2016	By:	/s/ Douglas T. Sheehy
Douglas T. Sheehy General Counsel & Corporate Secretary